Exhibit 4.2

WHEN RECORDED MAIL TO:
Ameren Illinois Company
Jonathan T. Shade

One Ameren Plaza (MC 1310)
1901 Chouteau Avenue

St. Louis, MO 63103

AMEREN ILLINOIS COMPANY

(SUCCESSOR TO ILLINOIS POWER COMPANY)

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS SUCCESSOR TRUSTEE TO

HARRIS TRUST AND SAVINGS BANK

SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 1, 2026

TO

GENERAL MORTGAGE INDENTURE AND DEED OF TRUST

DATED AS OF NOVEMBER 1, 1992

This instrument was prepared by David M. Feinberg, Esq., Executive Vice President, General Counsel and Secretary of Ameren Illinois Company c/o Ameren Corporation, One Ameren Plaza, 1901 Chouteau Avenue, St. Louis, Missouri 63103.

SUPPLEMENTAL INDENTURE dated as of August 1, 2026 (this “Supplemental Indenture”), made by and between AMEREN ILLINOIS COMPANY (formerly named Central Illinois Public Service Company (“CIPS”) and successor to Illinois Power Company (“IP”) pursuant to the Merger, as defined below), a corporation organized and existing under the laws of the State of Illinois (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, as successor trustee to Harris Trust and Savings Bank, as Trustee (the “Trustee”) under the General Mortgage Indenture and Deed of Trust dated as of November 1, 1992, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of November 1, 1992 as from time to time amended and supplemented (the “Indenture”), to the Trustee, for the security of the Bonds issued and to be issued thereunder (the “Bonds”); and

WHEREAS, as of 12:01 a.m. Central Time (the “Effective Time”) on October 1, 2010, pursuant to the Agreement and Plan of Merger dated as of April 13, 2010 among CIPS, IP and Central Illinois Light Company (“CILCO”), IP and CILCO were merged with and into the Company (the “Merger”) whereby the Company is the surviving corporation; and

WHEREAS, pursuant to Sections 13.01 and 14.01(a) of the Indenture, the Company and the Trustee executed the Supplemental Indenture dated as of October 1, 2010 whereby, among other things, the Company (a) assumed the due and punctual payment of the principal of and premium, if any, and interest, if any, on all of the Bonds then Outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by IP and (b) subjected to the Lien of the Indenture all equipment and fixtures (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) that were owned by CIPS immediately prior to the Effective Time and were of the same kind and character as the Mortgaged Property immediately prior to the Effective Time; and

WHEREAS, pursuant to Sections 13.02 and 14.01(a)(i) of the Indenture, the Company has succeeded to, and has been substituted for, and may exercise every right and power of, IP under the Indenture with the same effect as if the Company had been named the “Company” in the Indenture; and

WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company and the Trustee executed 59 Supplemental Indentures dated as of January 15, 2011 subjecting to the Lien of the Indenture certain real property that was owned by CIPS immediately prior to the Merger; and

WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company and the Trustee executed the Supplemental Indenture dated as of October 15, 2019 whereby, among other things, the Company subjected to the Lien of the Indenture (a) all equipment and fixtures (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) that were owned by CILCO immediately prior to the Merger and were of the same kind and character as the Mortgaged Property immediately prior to the Merger (the “CILCO Equipment and Fixtures”), (b) all property, real, personal and mixed, acquired by the Company after the Merger (other than Excepted Property, which is expressly excepted and excluded from the Lien of the Indenture) which constitutes an improvement, extension or addition to the CILCO Equipment and Fixtures or a renewal, replacement or substitution of or for any part thereof, and (c) all franchises, permits, licenses, easements and rights of way that are owned by the Company and are transferable and necessary for the operation and maintenance of the Mortgaged Property; and

WHEREAS, pursuant to Section 14.01(a) of the Indenture, the Company and the Trustee executed 20 Supplemental Indentures dated as of December 15, 2019 subjecting to the Lien of the Indenture certain real property that was owned by CILCO immediately prior to the Merger; and

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WHEREAS, pursuant to the terms and provisions of the Indenture there were created and authorized by supplemental indentures thereto bearing the following dates, respectively, the Bonds of the series issued thereunder and respectively identified opposite such dates:

DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
February 15, 1993	8% Series due 2023 (redeemed)	Bonds of the 2023 Series
March 15, 1993	6 1/8% Series due 2000 (paid at maturity)	Bonds of the 2000 Series
March 15, 1993	6 3/4% Series due 2005 (paid at maturity)	Bonds of the 2005 Series
July 15, 1993	7 1/2% Series due 2025 (redeemed)	Bonds of the 2025 Series
August 1, 1993	6 1/2% Series due 2003 (paid at maturity)	Bonds of the 2003 Series
October 15, 1993	5 5/8% Series due 2000 (paid at maturity)	Bonds of the Second 2000 Series
November 1, 1993	Pollution Control Series M (redeemed)	Bonds of the Pollution Control Series M
November 1, 1993	Pollution Control Series N (redeemed)	Bonds of the Pollution Control Series N
November 1, 1993	Pollution Control Series O (redeemed)	Bonds of the Pollution Control Series O
April 1, 1997	Pollution Control Series P (retired)	Bonds of the Pollution Control Series P
April 1, 1997	Pollution Control Series Q (retired)	Bonds of the Pollution Control Series Q
April 1, 1997	Pollution Control Series R (retired)	Bonds of the Pollution Control Series R
March 1, 1998	Pollution Control Series S (redeemed)	Bonds of the Pollution Control Series S
March 1, 1998	Pollution Control Series T (redeemed)	Bonds of the Pollution Control Series T
July 15, 1998	6 1/4% Series due 2002 (paid at maturity)	Bonds of the 2002 Series
September 15, 1998	6% Series due 2003 (paid at maturity)	Bonds of the Second 2003 Series
June 15, 1999	7.50% Series due 2009 (paid at maturity)	Bonds of the 2009 Series
July 15, 1999	Pollution Control Series U (redeemed)	Bonds of the Pollution Control Series U
July 15, 1999	Pollution Control Series V (redeemed)	Bonds of the Pollution Control Series V
May 1, 2001	Pollution Control Series W (retired)	Bonds of the Pollution Control Series W
May 1, 2001	Pollution Control Series X (retired)	Bonds of the Pollution Control Series X

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DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
July 1, 2002	10 5/8% Series due 2007 (not issued)	Bonds of the 2007 Series
July 1, 2002	10 5/8% Series due 2012 (not issued)	Bonds of the 2012 Series
December 15, 2002	11.50% Series due 2010 (redeemed)	Bonds of the 2010 Series
June 1, 2006	Mortgage Bonds, Senior Notes Series AA (retired)	Bonds of Series AA
August 1, 2006	Mortgage Bonds, 2006 Credit Agreement Series Bonds (retired)	2006 Credit Agreement Series Bonds
March 1, 2007	Mortgage Bonds, 2007 Credit Agreement Series Bonds (retired)	2007 Credit Agreement Series Bonds
November 15, 2007	Mortgage Bonds, Senior Notes Series BB (retired)	Bonds of Series BB
April 1, 2008	Mortgage Bonds, Senior Notes Series CC (retired)	Bonds of Series CC
October 1, 2008	Mortgage Bonds, Senior Notes Series DD (retired)	Bonds of Series DD
June 15, 2009	Mortgage Bonds, 2009 Credit Agreement Series Bonds (retired)	2009 Credit Agreement Series Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-AA	Series CIPS-AA Mortgage Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-BB (retired)	Series CIPS-BB Mortgage Bonds
October 1, 2010	Mortgage Bonds, Senior Notes Series CIPS-CC	Series CIPS-CC Mortgage Bonds
August 1, 2012	First Mortgage Bonds, Senior Notes Series EE (retired)	Bonds of Series EE
December 1, 2013	First Mortgage Bonds, Senior Notes Series FF	Bonds of Series FF
June 1, 2014	First Mortgage Bonds, Senior Notes Series GG	Bonds of Series GG
December 1, 2014	First Mortgage Bonds, Senior Notes Series HH (paid at maturity)	Bonds of Series HH
December 1, 2015	First Mortgage Bonds, Senior Notes Series II	Bonds of Series II
November 1, 2017	3.70% First Mortgage Bonds due 2047	Bonds of the 2047 Series
May 1, 2018	3.80% First Mortgage Bonds due 2028	Bonds of the 2028 Series
November 1, 2018	4.50% First Mortgage Bonds due 2049	Bonds of the 2049 Series
October 15, 2019	First Mortgage Bonds, Senior Notes Series CILCO-AA	Series CILCO-AA Mortgage Bonds
November 1, 2019	3.25% First Mortgage Bonds due 2050	Bonds of the 2050 Series

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DATE OF SUPPLEMENTAL INDENTURE	IDENTIFICATION OF SERIES	CALLED
November 1, 2020	1.55% First Mortgage Bonds due 2030	Bonds of the 2030 Series
June 1, 2021	0.375% First Mortgage Bonds due 2023 (paid at maturity)	Bonds of the 2023 Series
June 1, 2021	2.90% First Mortgage Bonds due 2051	Bonds of the 2051 Series
August 1, 2022	3.85% First Mortgage Bonds due 2032	Bonds of the 2032 Series
November 1, 2022	5.90% First Mortgage Bonds due 2052	Bonds of the 2052 Series
May 1, 2023	4.95% First Mortgage Bonds due 2033	Bonds of the 2033 Series
June 1, 2024	5.55% First Mortgage Bonds due 2054	Bonds of the 2054 Series
February 1, 2025	5.625% First Mortgage Bonds due 2055	Bonds of the 2055 Series

and

WHEREAS, a supplemental indenture with respect to the Bonds of the 2007 Series and the Bonds of the 2012 Series listed above was executed and filed but such Bonds of the 2007 Series and Bonds of the 2012 Series were never issued and a release with respect to such supplemental indenture was subsequently executed and filed; and

WHEREAS, pursuant to Section 14.01(a)(xi) of the Indenture, the Company and the Trustee executed a Supplemental Indenture dated as of October 25, 2017 amending the Indenture and reserving rights to amend the Indenture; and

WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee this Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

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NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

THAT the Company, in consideration of the purchase and ownership from time to time of the Bonds and the service by the Trustee, and its successors, under the Indenture and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt of which is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in trust under the Indenture, for the benefit of those who shall hold Bonds, as follows:

ARTICLE I

DESCRIPTION OF THE Bonds of the 2036 Series

Section 1.      The Company hereby creates a new series of Bonds to be known as “5.50% First Mortgage Bonds due 2036” (the “Bonds of the 2036 Series”). The Bonds of the 2036 Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.

The Bonds of the 2036 Series shall be dated as provided in Section 3.03 of Article Three of the Indenture. The Bonds of the 2036 Series shall mature on September 15, 2036, shall accrue interest as set forth in the form of such Bonds below and shall bear interest at the rate of five and fifty hundredths percent (5.50%) per annum. Interest on the Bonds of the 2036 Series is payable semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2027, until the principal sum is paid in full. Payments of principal, premium, if any, and interest of or on the Bonds of the 2036 Series shall be payable in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts.

Section 2.      The Bonds of the 2036 Series and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

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[FORM OF BONDS OF THE 2036 SERIES]

REGISTERED	REGISTERED

[DTC Legend

THIS BOND IS A GLOBAL BOND REGISTERED IN THE NAME OF THE DEPOSITARY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR THE INDIVIDUAL BONDS REPRESENTED HEREBY AS PROVIDED IN THE INDENTURE REFERRED TO BELOW, THIS BOND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (570 WASHINGTON BOULEVARD, JERSEY CITY, NEW JERSEY), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

AMEREN ILLINOIS COMPANY

(Incorporated under the laws of the State of Illinois)

Illinois Commerce Commission
Identification No.: Ill. C.C. No. ____

5.50% FIRST MORTGAGE BOND DUE 2036

CUSIP:	NUMBER:
ISIN:

ORIGINAL ISSUE DATE: August 24, 2026	PRINCIPAL AMOUNT: $_____________
INTEREST RATE: 5.50%	MATURITY DATE: September 15, 2036

AMEREN ILLINOIS COMPANY, a corporation organized and existing under the laws of the State of Illinois (the “Company”), which term shall include any Successor Corporation as defined in the Indenture hereinafter referred to, for value received, hereby promises to pay to _____________________________, or registered assigns, the principal sum of _____________ ($______) on the Maturity Date set forth above in any coin or currency of the United States of America, which at the time of payment is legal tender for public and private debts, and to pay interest thereon from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2027, and on the Maturity Date, at the per annum Interest Rate set forth above until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Bond is paid on the Maturity Date. The principal of, premium, if any, and interest on, this Bond shall be payable at the Corporate Trust Office of the Trustee. The interest so payable, and punctually paid or duly provided for, on any such Interest Payment Date (except for interest payable on the Maturity Date set forth above or, if applicable, upon acceleration), will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Bond is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1, as the case may be, whether or not a Business Day, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Bond, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided further, that interest payable on the Maturity Date set forth above or, if applicable, upon acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Bond is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders not more than fifteen days nor fewer than ten days prior to such Special Record Date. A “Business Day” shall mean any weekday that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the Corporate Trust Office of the Trustee is located, are obligated or authorized by law or executive order to close.

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This Bond is one of a duly authorized issue of Bonds of the Company (the “Bonds”) in unlimited aggregate principal amount except as provided in the Indenture, of the series hereinafter specified, all issued and to be issued under and equally secured by the General Mortgage Indenture and Deed of Trust (as amended and supplemented, the “Indenture”), dated as of November 1, 1992, executed by the Company (as successor to Illinois Power Company) to The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank (the “Trustee”), to which Indenture reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This Bond is one of a series designated as the Bonds of the 2036 Series of the Company, unlimited in aggregate principal amount except as provided in the Indenture, issued under and secured by the Indenture and described in the Supplemental Indenture dated as of August 1, 2026, between the Company and the Trustee, supplemental to the Indenture.

Each Bond of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date. Each Bond of this Series issued upon transfer, exchange or substitution of such Bond shall bear the Original Issue Date of such transferred, exchanged or substituted Bond, as the case may be.

The Bonds of this Series shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on this Bond will accrue from and including the Original Issue Date specified above to, but excluding, March 15, 2027, and thereafter from and including each Interest Payment Date to, but excluding, the next succeeding Interest Payment Date or the Maturity Date, as the case may be.

All or a portion of the Bonds of this Series may be redeemed at the option of the Company at any time or from time to time.

Prior to June 15, 2036 (three months prior to the Maturity Date) (the “Par Call Date”), the Company may redeem the Bonds of this Series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds of this Series to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to the redemption date, and

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(2)            100% of the principal amount of the Bonds of this Series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds of this Series at its option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds of this Series being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

(1)            the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

(2)            if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)            if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

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The Trustee shall have no duty to determine, or to verify the Company’s calculations of, the redemption price.

With respect to a redemption occurring prior to the Par Call Date, the Company shall give the Trustee written notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

In addition, if a Tax Credit Event (as defined below) occurs, the Bonds of this Series may be redeemed at the option of the Company, in whole but not in part, at a redemption price equal to 101% of the principal amount of the Bonds of this Series, plus accrued and unpaid interest thereon to the redemption date. Upon the occurrence of a Tax Credit Event, a notice of redemption of the Bonds of this Series (i) may only be sent by the later of (a) the end of the calendar year in which the Bonds of this Series were issued and (b) six months from the date of issuance of the Bonds of this Series and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.

A “Tax Credit Event” occurs with respect to the Bonds of this Series if, in the Company’s reasonable determination, there exists a material risk, due to the Bonds of this Series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

The Company shall send notice of any redemption at least 10 days but not more than 60 days before the redemption date to each holder of the Bonds of this Series to be redeemed, and, if less than all Bonds of this Series are to be redeemed, the particular Bonds of this Series to be redeemed will be selected by the Trustee by lot; provided that as long as the Bonds of this Series are represented by global certificates registered in the name of The Depository Trust Company, or its nominee, beneficial interests in such global certificates will be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.

Any notice of redemption at the Company’s option may state that such redemption will be conditional upon receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, premium, if any, and interest on, the Bonds of this Series or portions thereof called for redemption, and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Bonds or portions thereof. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds of this Series or portions thereof called for redemption.

Interest payments for this Bond shall be computed and paid on the basis of a 360-day year consisting of twelve 30-day months (and for any partial periods shall be calculated on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months). If any Interest Payment Date falls on a day that is not a Business Day, the interest due on such Interest Payment Date will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay). If the Maturity Date of this Bond or any redemption date falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date or such redemption date, and no interest on such payment shall accrue for the period from and after the Maturity Date or such redemption date.

The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Bonds of this Series (except for certain obligations including obligations to register the transfer or exchange of Bonds of this Series, replace stolen, lost or mutilated Bonds of this Series, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Bonds of this Series on the dates such payments are due in accordance with the terms of the Bonds of this Series.

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In case an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may be rescinded under certain circumstances.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Bonds of all series directly affected by such amendment or modifications, considered as one class. Each initial and future Holder of this Bond, by its acquisition of an interest in this Bond, irrevocably (a) consents to the amendments set forth in Article I of the Supplemental Indenture dated as of October 25, 2017, supplemental to the Indenture, without any other or further action by any Holder of this Bond, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of such amendments at any meeting of Holders, in lieu of any meeting of Holders, in any consent solicitation or otherwise. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any Bond issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon this Bond.

As set forth in and subject to the provisions of the Indenture, no Holder of any Bonds will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Bonds, the Holders of a majority in aggregate principal amount of the outstanding Bonds shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days after its receipt of such notice; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Bond on or after the respective due dates expressed herein.

No reference herein to the Indenture and to provisions of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Bond at the times, places and rates and the coin or currency prescribed in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, this Bond may be transferred only as permitted by the legend hereto and the provisions of the Indenture.

This Bond shall be governed by and construed in accordance with the laws of the State of Illinois, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank, the Trustee under the Indenture, or a successor trustee thereto under the Indenture.

All terms used in this Bond that are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

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IN WITNESS WHEREOF, Ameren Illinois Company has caused this Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the aforesaid Indenture, and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in such Indenture on the date hereof.

Dated:

AMEREN ILLINOIS COMPANY

By:
AUTHORIZED EXECUTIVE OFFICER

ATTEST:

By:
AUTHORIZED EXECUTIVE OFFICER

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[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Bonds of the series designated therein referred to in the within mentioned Indenture and the Supplemental Indenture dated as of August 1, 2026.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as successor trustee to
Harris Trust and Savings Bank,
TRUSTEE,

By:
AUTHORIZED SIGNATORY

ARTICLE II

REDEMPTION AND CONSENT TO aMENDMENTS

Section 1.      The Bonds of the 2036 Series are redeemable as set forth in the form of such Bonds in Article I hereof. If the Company elects to redeem any Bonds of the 2036 Series, it shall notify the Trustee of the redemption date and the principal amount of such Bonds of the 2036 Series to be redeemed not less than 15 days nor more than 90 days before such redemption date.

Section 2.      Each initial and future Holder of the Bonds of the 2036 Series, by its acquisition of an interest in such Bonds, irrevocably (a) consents to the amendments set forth in Article I of the Supplemental Indenture dated as of October 25, 2017, supplemental to the Indenture, without any other or further action by any Holder of such Bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such Holder in favor of such amendments at any meeting of Holders, in lieu of any meeting of Holders, in any consent solicitation or otherwise.

ARTICLE III

ISSUE OF THE Bonds of the 2036 Series

Section 1.      The Company hereby exercises the right to obtain the authentication of $400,000,000 principal amount of additional Bonds pursuant to the terms of the Indenture, all of which shall be Bonds of the 2036 Series.

Section 2.      Such Bonds of the 2036 Series may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

Section 3.      After the authentication of such Bonds of the 2036 Series, without the consent of any existing Holder of the Bonds of the 2036 Series, the Company may thereafter obtain from time to time the authentication of additional Bonds of the 2036 Series pursuant to the terms of the Indenture by Company Order referring to this Supplemental Indenture having the same terms and conditions as the Outstanding Bonds of the 2036 Series in all respects (including the same CUSIP number), except for the date of original issuance, the offering price and, if applicable, the initial interest accrual date and the initial Interest Payment Date.

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ARTICLE IV

THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE V

MISCELLANEOUS PROVISIONS

Except as otherwise defined herein, capitalized terms defined in the Indenture are used herein as therein defined. This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

The Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, said Ameren Illinois Company has caused this Supplemental Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and this Supplemental Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and said The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by one of its Vice Presidents and this Supplemental Indenture to be attested by its Secretary or one of its Vice Presidents; all as of August 1, 2026.

AMEREN ILLINOIS COMPANY

By:	/s/ Mitchell J. Lansford
	Name:	Mitchell J. Lansford
	Title:	Vice President and Treasurer

ATTEST:

By:	/s/ Jonathan T. Shade
	Name:	Jonathan T. Shade
	Title:	Deputy Corporate Secretary

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
successor trustee to
Harris Trust and Savings Bank,
TRUSTEE,

By:	/s/ Rafael Martinez
	Name:	Rafael Martinez
	Title:	Vice President

ATTEST:

By:	/s/ Peggy Guel
	Name:	Peggy Guel
	Title:	Vice President

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STATE OF MISSOURI	)
ss.
CITY OF ST. LOUIS	)

BE IT REMEMBERED, that on this 20th day of August, 2026, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Mitchell J. Lansford, Vice President and Treasurer, of Ameren Illinois Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that he signed and delivered the said instrument as his free and voluntary act as such officer and as the free and voluntary act of said Ameren Illinois Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

HEATHER BRUNS
NOTARY PUBLIC – NOTARY SEAL	/s/ Heather Bruns
STATE OF MISSOURI	NOTARY PUBLIC
MY COMMISSION EXPIRES NOVEMBER 18, 2029
ST. LOUIS CITY
COMMISSION #09737348

STATE OF MISSOURI	)
ss.
CITY OF ST. LOUIS	)

BE IT REMEMBERED, that on this 20th day of August, 2026, before me, the undersigned, a Notary Public within and for the City and State aforesaid, personally came Jonathan T. Shade, Deputy Corporate Secretary, of Ameren Illinois Company, a corporation duly organized, incorporated and existing under the laws of the State of Illinois, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that he signed and delivered the said instrument as his free and voluntary act as such officer and as the free and voluntary act of said Ameren Illinois Company for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

HEATHER BRUNS
NOTARY PUBLIC – NOTARY SEAL	/s/ Heather Bruns
STATE OF MISSOURI	NOTARY PUBLIC
MY COMMISSION EXPIRES NOVEMBER 18, 2029
ST. LOUIS CITY
COMMISSION #09737348

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STATE OF TEXAS	)
ss.
COUNTY OF HARRIS	)

BE IT REMEMBERED, that on this 19th day of August, 2026, before me, the undersigned, a Notary Public within and for the State aforesaid, personally came Rafael Martinez, Vice President and Peggy Guel, Vice President, of The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized, incorporated and existing under the laws of the United States, who are personally known to me or proved to me on the basis of satisfactory evidence to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged that they signed and delivered the said instrument as their free and voluntary act as such Vice President and Vice President, and as the free and voluntary act of said The Bank of New York Mellon Trust Company, N.A. for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

/s/ April Bradley
NOTARY PUBLIC

APRIL MICHELLE BRADLEY
NOTARY ID #133238619
My Commission Expires
July 28, 2029

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